                                                                   EXHIBIT 28
                              COMPUTER SCIENCES CORPORATION

                                REVENUES BY MARKET SECTOR
                                     ($ in millions)
                                 Fiscal Period Ended         % of Total
                              _________  __________  __________   __________
                              Sept. 30,    Oct. 1,    Sept. 30,      Oct. 1,
                                1994         1993       1994          1993
                              _________   _________  __________   __________
Second Quarter

U.S. Federal Government:
     Department of Defense      $210.7      $177.5          27 %         29 %
     NASA                         77.4        55.5          10            9
     Civil agencies               83.6        62.5          10           10
                              _________   _________  ___________  ___________
          Total                  371.7       295.5          47           48
                              _________   _________  ___________  ___________
Commercial:
     Domestic                    262.3       261.8          33           42
     International               154.5        65.0          20           10
                              _________   _________  ___________  ___________
          Total                  416.8       326.8          53           52
                              _________   _________  ___________  ___________

Total revenues                  $788.5      $622.3         100 %        100 %
                              =========   =========  ===========  ===========
Six Months

U.S. Federal Government:
     Department of Defense      $400.6      $351.6          26  %        29 %
     NASA                        138.1       108.6           9            9
     Civil agencies              161.4       133.6          10           11
                              _________   _________  __________   __________
          Total                  700.1       593.8          45           49
                              _________   _________  __________   __________
Commercial:
     Domestic                    527.2       509.5          35           41
     International               299.3       127.1          20           10
                              _________   _________  __________   __________
          Total                  826.5       636.6          55           51
                              _________   _________  __________   __________

Total revenues                $1,526.6    $1,230.4         100  %       100 %
                              =========   =========  ==========   ==========



